UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 14, 2009

DIGITAL ANGEL CORPORATION
 (Exact name of registrant as specified in its charter)

DELAWARE	0-26020	43-1641533
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

490 VILLAUME AVENUE SOUTH SAINT PAUL, MINNESOTA	55075
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 651-455-1621

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On December 14, 2009, Digital Angel Corporation (the “Company”), Destron Fearing Corporation, a wholly-owned subsidiary of the Company (“Destron”), along with Digital Angel Technology Corporation, Digital Angel International, Inc., Fearing Manufacturing Co., Inc., and Florida Decision Corporation, all wholly-owned subsidiaries of Destron, entered into the Amendment to Letter Agreement (“Amendment”) with Laurus Master Fund, Ltd. (“Laurus”); Kallina Corporation (“Kallina”); Valens Offshore SPV I, Ltd., Valens Offshore SPV II, Corp, Valens US SPV I, LLC (together “Valens”); and Psource Structured Debt Limited (collectively, the “Lenders,” which are all affiliated) and LV Administrative Services, Inc., the administrative and collateral agent for the Lenders, to amend, among other things, the repayment schedule of all amounts owed pursuant to the terms of the Secured Term Note dated as of August 31, 2007 in the original principal amount of $7,000,000 from the Company originally in the favor of Kallina (“2007 Note”), the Secured Term Note dated as of August 24, 2006 in the original principal amount of $13,500,000 from the Company originally in the favor of Laurus (“2006 Note”), and the Senior Secured Term Note dated as of October 2, 2008 in the original principal amount of $2,000,000 from the Company in the favor of Valens (“2008 Note”), in all cases as amended or modified from time to time including pursuant to the November 26, 2008 Letter Agreement (“2008 Amendment”) as previously disclosed (collectively, the “Existing Debt Obligations”).

Under the terms of the Amendment, the Company shall pay $3,800,000 of the Existing Debt Obligations to Lenders (“Prepayment”), of which $3,000,000 has been paid in cash (which amount included the November 2009 payment) and $800,000 will be paid within three days of the date of the Amendment either in cash or through the issuance of common stock in accordance with the terms of the 2008 Amendment. After Prepayment, the balance of the Existing Debt Obligations, which is currently approximately $1,400,000, will be payable in full to Lenders on or before the original maturity date of February 1, 2010.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the complete text of the transactional document, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Section 2 – Financial Information

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above with respect to the modification of the Existing Debt Obligations is incorporated herein by reference.

Section 3 – Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities.

Pursuant to the terms of the Amendment, as described in more detail under Item 1.01 above, we plan to issue 1,393,146 shares of our common stock on or before December 17, 2009 as payment of the $800,000 portion of the Prepayment as calculated pursuant to the 2008 Amendment. The shares of common stock will be issued in a transaction exempt from registration under Section 4(2) of the Securities Act of 1933, as amended.

Section 7 – Regulation FD

Item 7.01 Regulation FD Disclosures

On December 15, 2009, Joseph J. Grillo, the President and Chief Executive Officer of the Company, issued a letter to stockholders of the Company regarding the recent events as a press release.

A copy of the press release is attached hereto as Exhibit 99.1, which is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information in Exhibit 99.1 shall not be incorporated by reference into any filing under the Securities Exchange Act of 1934 or the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such a filing.

Section 9 — Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1	Amendment to Letter Agreement dated December 14, 2009 between Digital Angel Corporation, Laurus Master Fund, LTD, Kallina Corporation, Valens U.S. SPV I, LLC, Valens Offshore SPV I, Ltd., Valens Offshore SPV II, Corp., Psource Structured Debt Limited, LV Administrative Services, Inc., Destron Fearing Corporation, Digital Angel Technology Corporation, Digital Angel International, Inc., Fearing Manufacturing Co. Inc. and Florida Decision Corporation.

99.1	Press Release of the Company dated December 15, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGITAL ANGEL CORPORATION
Date: December 15, 2009
By: /s/ Lorraine M. Breece
Name: Lorraine M. Breece
Title: Senior Vice President and Chief Financial Officer